SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported):   March 13, 1997



                            GOLD CAPITAL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Colorado                     0-24610                    84-1251798
----------------------            ------------             ------------------
(State of other juris-            (Commission               (I.R.S. Employer
diction of incorpora-             File Number)             Identification No.)
tion)


5525 Erindale Drive, Suite 201
Colorado Springs, Colorado                                        80918
---------------------------------------                         ----------
(address of principal executive office)                         (Zip Code)


Registrant's telephone number including area code: (719) 260-8509
                                                   ---------------


-----------------------------------------------                 ----------
(Former address, if changed since last report)                  (Zip code)



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Item 1.   CHANGES IN CONTROL OF REGISTRANT

     On March 13, 1997, Gold Capital Corporation (the "Company") executed an agreement (the "Merger Agreement"; the transactions contemplated by the Merger Agreement are hereinafter referred to as the "Merger") to merge with Globex Mining Enterprises Inc., a publicly traded corporation organized and existing under the laws of the Province of Quebec, Canada ("Globex"). By virtue of the Merger, and subject to certain conditions, the Company would become a wholly-owned subsidiary of Globex.

     The Merger is part of two separate, but related, transactions pursuant to which Globex proposes to acquire 100% of the Company's issued and outstanding Common Stock. Pursuant to the terms of the Merger Agreement, the Company would be merged with and into GME Merger Corporation ("Surviving Corporation"), a Colorado corporation wholly owned by Globex, which corporation would survive the Merger. The 4,654,543 shares of Company Common Stock issued and outstanding prior to the Merger and not owned by Royalstar Resources, Ltd. ("Royalstar") would be converted into the right to receive 1,285,067 shares of Globex Common Stock. The shares proposed to be issued by Globex would be registered under relevant provisions of the Securities Act of 1933, as amended, and qualified under applicable state Blue Sky laws. The Common Stock owned by Royalstar, the Company's single largest shareholder, would be acquired by Globex in a separate transaction (the "Acquisition"), anticipated to be completed contemporaneously with the Merger. When both transactions are completed, Globex would own 100% of the issued and outstanding shares of Common Stock of the Company.

     Both the Merger and Acquisition are subject to certain conditions. Prior to consummation of the Merger, the following conditions, among others, must be satisfied: (i) receipt of an effective date by Globex for a registration statement covering its stock proposed to be issued in connection with the Merger; (ii) receipt of financing by Globex; (iii) approval of the Merger by the Company's shareholders; and (iv) approval of various regulatory agencies. The consummation of the Acquisition is subject to finalization of an agreement between Globex and Royalstar, in addition to shareholder approval and other conditions precedent.

     Pending completion of the Merger, Globex has acquired an option to purchase the 2,287,547 shares of Common Stock of the Company owned by U.S. Gold Corporation and an irrevocable proxy to vote all of those shares in favor of the Merger. The Common Stock owned by U.S. Gold and subject to the option and proxy represent approximately 25% of the currently issued and outstanding Common Stock of the Company.

     Upon satisfaction of the conditions precedent and completion of the Merger, it is contemplated that the Board of Directors of the Company will be changed. The officers and directors of the Surviving Corporation, all of which have been nominated by Globex, will be the officers and directors of the Surviving Corporation after the Merger.



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

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

     See Item 5 below.

Item 3.   BANKRUPTCY OR RECEIVERSHIP

     No report required.

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     No report required.

Item 5.   OTHER EVENTS.

     In connection with the Merger Agreement, Globex has agreed to fund financial obligations of the Company pending completion of the Merger. Subject to the terms and conditions of a Loan Agreement between the parties, Globex has agreed to make advances to the Company to maintain, preserve and protect the assets of the Tonkin Springs Project, service the promissory note payable to U.S. Gold and pay other necessary and proper obligations and commitments of the Company. Continued funding is subject to the right of Globex to accept or reject each funding request made by the Company, as well as the right of Globex to discontinue funding altogether. In that event, the Company has the right to terminate the Merger Agreement.

Item 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.

     See Item 1 above.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

         a.  Financial Statements.

                No report required.

         b.  Proforma Financial Information.

                No report required.

         c.  Exhibits.

              (i) Loan Agreement by and between the Company and Globex, dated January 16, 1997, without exhibits.

              (ii) Agreement and Plan of Merger by and between the Company, Globex and GME Merger Corporation, without exhibits.


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

Item 8.   CHANGE IN FISCAL YEAR

     No report required.



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


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.



                                     GOLD CAPITAL CORPORATION



Date: March 27, 1997                 By:  /S/  BILL M. CONRAD
                                        ---------------------------------------
                                              Bill M. Conrad, President





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